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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ---------------


                                  FORM 8-K/A


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) February 19, 1997



                    INTERNATIONAL ALLIANCE SERVICES, INC.
            (Exact name of registrant as specified in its charter)



             DELAWARE                    0-25890            22-2769024
   (State or other jurisdiction        (Commission       (I.R.S. Employer
         of incorporation)             File Number)     Identification No.)


        10055 Sweet Valley Drive
           Valley View, Ohio                                  44125
(Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code, (216) 447-9000

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Item 4.       Changes in Registrant's Certifying Accountant

(a) Arthur Andersen LLP ("Arthur Andersen") served as the independent auditors of International Alliance Services, Inc. (formerly known as Republic Environmental Systems, Inc., the "Registrant") for the fiscal years ended December 31, 1994 and 1995 and until February 19, 1997. Until October 1996, when the Registrant acquired its insurance operations through the merger of Century Surety Company, and its subsidiaries (the "CSC Group"), and Commercial Surety Agency, Inc. ("CSU") into subsidiaries of the Registrant (the "Merger Transactions"), the Registrant's operations consisted primarily of its hazardous waste operations. The Registrant's specialty insurance, bonding and business services operations currently comprise a significant portion of the Registrant's total revenue. Further, the Registrant currently intends to aggressively grow its specialty insurance, bonding and business services operations both internally and through acquisitions. From 1987 until December 1996, after the consummation of the Merger Transactions, KPMG Peat Marwick LLP ("KPMG") served as independent auditors for the Registrant's insurance subsidiaries, the CSC Group and CSU.

       It has been determined by the Registrant that its best interest would be served by retaining KPMG as its independent auditors. Accordingly, on February 19, 1997, the Registrant dismissed Arthur Andersen and engaged KPMG as its independent auditors. The decision to change auditors was approved by the Audit Committee of the Registrant's Board of Directors.


       During the past two fiscal years and through and including February 19, 1997, there have been no disagreements between the Registrant and Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Further, the audit reports of Arthur Andersen on the financial statements as of and for the years ended December 31, 1994 and 1995 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.


(b) KPMG has been engaged by the Registrant as of February 19, 1997 as its independent auditors.

Item 5.  Other Events


       As announced on February 24, 1997, in March 1997, the Registrant acquired M&N Risk Management, Inc., M&N Enterprises, Inc. and Millisor Firmco, Inc. (collectively, the "M&N Companies") for $1.0 million cash, 384,600 shares of its common stock valued at $13.00 per share, and warrants to purchase 900,000 shares of its common stock at an exercise price of $13.00 per share, exercisable for a three-year period from the date of issuance. The M&N Companies provide third party worker's compensation administration services.

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       On February 24, 1997, the Registrant also announced the consummation of its acquisition of Midland Consultants, Inc. ("Midland"), a full-service specialized employment firm. In consideration for Midland, the Registrant paid $208,000 in cash and issued 87,500 shares of its common stock valued at $11.625 per share and warrants to purchase 20,000 shares of its common stock at an exercise price of $11.625 per share, exercisable in whole or in part for a three-year period from the date of issuance.


       Subject to the occurrence of certain events, Alliance Holding Corporation ("Alliance") has agreed to grant a proxy to Mr. Michael G. DeGroote, Chairman of the Board of the Registrant, that covers the shares of common stock of the Registrant held by Alliance.

       The descriptions contained herein of the M&N Transaction and the Midland Transaction are qualified in their entirety by reference to the Press Release, dated February 24, 1997, attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

 (a)   Not applicable.
 (b)   Not applicable.
 (c)   The following documents are filed herewith as exhibits:
              16.1 Letter from Arthur Andersen LLP.
              99.1 Press Release, dated February 24, 1997.





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                                   SIGNATURES



              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         INTERNATIONAL ALLIANCE SERVICES, INC.





Dated:  March 31, 1997                   /s/ Edward F. Feighan

                                         ---------------------------------------
                                         Edward F. Feighan
                                         Chief Executive Officer and President





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                     INTERNATIONAL ALLIANCE SERVICES, INC.

                                 EXHIBIT INDEX



NUMBER AND
DESCRIPTION OF EXHIBIT
----------------------

16.1  Letter from Arthur Andersen LLP
99.1  Press Release, dated February 24, 1997